Exhibit (i)(2)

                                Hale & Dorr LLP
                               Counsellors at Law

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 o fax 617-526-5000

                                                     April  26, 1999



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

         Re: Post-Effective Amendment No. 17 to the Registration Statement of The Wright EquiFund Equity Trust (Trust) File Nos. 33-30085; 811-5866 (PEA no. 17)

Gentlemen:

     Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 17 of its opinion, dated April 7, 1998, filed with the Securities and Exchange Commission on April 30, 1998, as exhibit No. 10 to post-effective amendment no. 15.

         The consent may not be used for any purpose other than as set forth above without our further consent.


                                                      Very truly yours,

                                                      /s/Hale and Dorr LLP

                                                       Hale and Dorr LLP